Exhibit 10.1

EXECUTION VERSION

SUMMARY OF TERMS AND CONDITIONS (“TERM SHEET”)

REVLON CONSUMER PRODUCTS CORPORATION

SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION ASSET-BASED REVOLVING CREDIT FACILITY

This Term Sheet is a binding agreement by the DIP ABL Lenders (as defined below) with respect to the DIP ABL Commitments (as defined below) to provide the DIP ABL Loans (as defined below). Such obligation of the DIP ABL Lenders (as defined below) to provide the DIP ABL Facility (as defined below) pursuant to this Term Sheet is conditioned upon the execution and delivery of signature pages to this Term Sheet by each of the DIP ABL Lenders (as defined below) and the Loan Parties (as defined below) and shall be subject to the terms and conditions set forth herein. This Term Sheet does not purport to summarize all of the terms, conditions, representations warranties and other provisions with respect to the transactions referred to herein.

Borrower:	Revlon Consumer Products Corporation (the “Borrower”, and together with its affiliated debtors in the Cases, the “Debtors”), a Delaware corporation, in its capacity as debtor and debtor-in-possession in connection with the cases (collectively, the “Cases”) under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”) to be commenced on June 15, 2022 (the “Petition Date”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”)[1].
Guarantors:	Revlon, Inc. (“Holdings”), each “Subsidiary Guarantor” as defined under the Prepetition ABL Credit Agreement and each other Subsidiary of the Borrower who is, on or after the Petition Date, a debtor in the Cases other than any BrandCo Entities (collectively, the “Guarantors”, and together with the Borrower, the “Loan Parties”). All obligations of the Borrower under the DIP ABL Facility shall be unconditionally guaranteed on a joint and several basis by the Guarantors.

1 Holdings, in its capacity as foreign representative on behalf of the Debtors (as defined herein) intends to file or cause to be filed an application for relief (the proceedings commenced by such application, the “Canadian Recognition Proceedings”) pursuant to Part IV of the Companies’ Creditors Arrangement Act (Canada), R.S.C. 1985, c. C-36, as amended (the “CCAA”), in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) to, among other things, recognize the Cases as “foreign main proceedings” and grant certain customary relief.

Prepetition ABL Credit Agreement

The Asset-Based Revolving Credit Agreement dated as of September 7, 2016 (as amended and restated as of April 17, 2020, as further amended and restated as of May 7, 2020, as further amended and restated as of October 23, 2020, as further amended and restated as of December 21, 2020, as further amended and restated as of March 8, 2021, as further amended and restated as of May 7, 2021, and as further amended and restated as of March 31, 2022, the “Prepetition ABL Credit Agreement”[2], and the Tranche A Revolving Secured Obligations and SISO Secured Obligations under the Prepetition ABL Credit Agreement, collectively, the “Prepetition ABL Obligations”), by and among the Borrower, Holdings, the other loan parties party thereto, the several banks and financial institutions or entities parties thereto as lenders, and MidCap Funding IV Trust, as administrative agent and collateral agent (in such capacity, the “Prepetition ABL Agent”).

Effective as of the Petition Date, there will be no additional loans or other extensions of credit, financial or other accommodations to the Borrower under the Prepetition ABL Credit Agreement.

Type and Amount of the DIP Facility:

A senior secured superpriority priming debtor-in-possession credit facility (the “DIP ABL Facility” and the loans outstanding under the DIP ABL Facility from time to time, the “DIP ABL Loans” and the commitments outstanding under the DIP ABL Facility from time to time, the “DIP ABL Commitments”) comprised of a roll-up and conversion of all Prepetition ABL Obligations (excluding, for the avoidance of doubt, any Tranche B Secured Obligations) and any unused Revolving Commitments or SISO Term Commitments under the Prepetition ABL Credit Agreement, on a cashless, dollar-for-dollar basis, into new loans or commitments (the “Roll-Up” and the Roll-Up relating to the Tranche A DIP Facility, the “Tranche A Roll-Up” and the Roll-Up relating to the SISO DIP Facility, the “SISO Roll-Up”)) that repay all such Prepetition ABL Obligations in full on the Closing Date and become indebtedness and obligations under the DIP ABL Facility (the “DIP ABL Obligations”).

The portion of the DIP ABL Facility consisting of the Roll-Up and conversion of SISO Secured Obligations shall constitute the “SISO DIP Facility” and the portion of the DIP ABL Facility consisting of the Roll-Up and conversion of Revolving Secured Obligations shall constitute the “Tranche A DIP Facility”.

The DIP ABL Loans may be incurred, subject to the satisfaction or waiver of all conditions thereto set forth in the DIP ABL Documents (as defined below), as follows: (a) following the entry by the Bankruptcy Court of an order (the “Interim DIP Order”), in form and substance acceptable to the Required Tranche A DIP ABL Lenders, authorizing the Roll-Up in full, subject to the rights of third parties with respect to a Challenge and (b) on and after the entry by the Bankruptcy Court of a final order (the “Final DIP Order” and together with the Interim DIP Order, the “DIP Order”), in form and substance acceptable to the Required Tranche A DIP ABL Lenders, authorizing the DIP ABL Facility on a final basis, subject to the rights of third parties with respect to a Challenge.

2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Prepetition ABL Credit Agreement.

All DIP ABL Loans will be advanced or deemed advanced under the DIP ABL Facility as ABR Loans. All such DIP ABL Obligations shall accrue interest in accordance with Section 2.15 of the Prepetition ABL Credit Agreement at the non-default rate; provided that clause (a)(ii) of the definition of “Applicable Margin” shall be modified for the Tranche A DIP Loans to change “2.75% per annum” to “2.50% per annum.”

The definitions of “Tranche A Borrowing Base” and “Tranche A Revolving Borrowing Base” (and any component definitions thereof) shall be consistent with the Prepetition ABL Credit Agreement in effect immediately prior to giving effect to Amendment No. 9 to the ABL Credit Agreement (i.e. prior to giving effect to the Accommodation Period).

In addition to a Carve-Out reserve, there will be an Availability Reserve of $25,000,000 in effect on the Closing Date. The ability to impose additional Availability Reserves, Dilution Reserves, Eligibility Reserves, Push Down Reserves (for the avoidance of doubt, the Tranche B Borrowing Base shall be calculated solely for the purposes of determining the Push Down Reserve and the Push Down Reserve shall be calculated on the assumption of $50,000,000 of outstanding Tranche B Term Loans) and Specified Reserves shall remain consistent with the Prepetition ABL Credit Agreement in effect, except that any such reserves will take immediate effect to the extent the Borrower requests to borrow any DIP ABL Loans during the 5 Business Day notice period normally required for the imposition of such reserves.

DIP ABL Lenders:

The Tranche A Revolving Lenders under the Prepetition ABL Credit Agreement shall be the lenders under the Tranche A DIP Facility (in such capacity as lenders under the DIP ABL Facility, the “Tranche A DIP ABL Lenders” and the commitments of the Tranche A DIP ABL Lenders thereunder, the “Tranche A DIP ABL Commitments” and the loans made by the Tranche A DIP ABL Lenders under the DIP ABL Facility, the “Tranche A DIP Loans”).

The SISO Term Lenders under the Prepetition ABL Credit Agreement shall be the lenders under the SISO DIP Facility (in such capacity as lenders under the DIP ABL Facility, the “SISO DIP Lenders” and, together with the Tranche A DIP ABL Lenders, the “DIP ABL Lenders” and the loans made by the SISO DIP Lenders under the DIP ABL Facility, the “SISO DIP Loans”).

“Required Tranche A DIP ABL Lenders” shall mean the holders of more than 50% of the Tranche A DIP ABL Commitments then in effect, or if the Tranche A DIP ABL Commitments have been terminated, the Tranche A DIP Loans then outstanding.

DIP ABL Agents:

MidCap Funding IV Trust will act as administrative agent and collateral agent (in such capacity, the “DIP ABL Agent”) and will perform the duties customarily associated with such roles. The DIP ABL Agent shall be afforded substantially similar rights, protections, immunities and indemnities afforded to it as administrative agent and collateral agent under the Prepetition ABL Credit Agreement.

Crystal Financial LLC, d/b/a SLR Credit Solutions will act as administrative agent for the SISO DIP Lenders so long as Crystal or any of its Affiliates is a SISO DIP Lender. From and after the date that Crystal or any of its Affiliates ceases to be a SISO DIP Lender, there shall be no SISO DIP Term Loan Agent (the “SISO DIP Term Loan Agent”).

Maturity:	All obligations under the DIP ABL Facility shall be due and payable in full in cash on the earliest of (i) 365 calendar days after the Closing Date (as defined in the BrandCo DIP Facility) (the “Stated Maturity Date”); provided that the Stated Maturity Date may be extended, at the Borrower’s sole option, to the earlier of (x) 180 days following the Stated Maturity Date and (y) the extended maturity date of the BrandCo DIP Facility following the exercise of the extension option under the BrandCo DIP Credit Agreement (the “Extension Option”) (ii) July 22, 2022, if the Final DIP Order has not been entered by the Bankruptcy Court on or before such date; (iii) the effective date of any chapter 11 plan for the reorganization of any Debtor; (iv) the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to Bankruptcy Code §363; (v) the date of the acceleration of the DIP ABL Loans and the termination of the DIP ABL Commitments in accordance with the DIP ABL Documents; (vi) the date the Bankruptcy Court orders the conversion of the Cases of any of the Debtors to a chapter 7 liquidation, (vii) the rejection or termination of the BrandCo License Agreements and (viii) the dismissal of the Cases of any of the Debtors without the consent of the Required Tranche A DIP ABL Lenders (such earliest date, the “DIP Termination Date”). The principal of, and accrued interest on, the DIP ABL Loans and all other amounts owing to the DIP ABL Agent and the DIP ABL Lenders under the DIP ABL Facility shall be payable on the DIP Termination Date.

Fees:

Each of the following fees, earned upon entry of the Interim DIP Order:

DIP ABL Facility Closing Fee shall be 1% of the aggregate Tranche A DIP ABL Commitments as of the Petition Date, earned upon entry of the Interim DIP Order.

Commitment Fee Rate for the Tranche A DIP ABL Commitments shall be a rate equal to 0.50% per annum.

Collateral Management Fee shall be 1% per annum on the average daily aggregate principal amount of outstanding Tranche A DIP Loans.

DIP ABL Documents Control:	The provisions of the DIP ABL Documents shall, upon execution, supersede the provisions of this Term Sheet; provided that, the provisions of this Term Sheet and the Interim DIP Order shall govern the DIP ABL Facility prior to the execution of the DIP ABL Documents. The provisions of the DIP ABL Documents shall be consistent with this Term Sheet, the Interim DIP Order and, once entered, the Final DIP Order, except as otherwise agreed by the Required Tranche A DIP ABL Lenders.
Use of Proceeds:

In accordance with the then current Approved Budget and the Budget Variance (each as defined below), the proceeds of the DIP ABL Loans under the DIP ABL Facility shall be used only for the following purposes: (i) the Roll-Up, (ii) payment of certain prepetition amounts in accordance with the then current Approved Budget (including prepetition payments to certain critical vendors identified by the Debtors, to the extent set forth in the Approved Budget) and as authorized by the Bankruptcy Court pursuant to orders approving the first day motions filed by the Debtors, which orders shall be in form and substance reasonably satisfactory to the Required Tranche A DIP ABL Lenders (for the avoidance of doubt, other than the Interim DIP order, which shall be in form and substance acceptable to Required Tranche A DIP ABL Lenders), (iii) to the extent set forth in the then current Approved Budget and in accordance with the terms of the DIP ABL Facility and the DIP Order, (iv) payment of working capital and other general corporate needs of the Debtors in the ordinary course of business, and (v)  payment of the costs and expenses of administering the Cases (including payments benefiting from the Carve-Out) and the Canadian Recognition Proceedings incurred in the Cases, including professional fees.

Notwithstanding the foregoing, no portion or proceeds of the DIP ABL Loans, the Carve-Out or the DIP ABL Collateral (as defined below) may be used in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Prepetition ABL Agent and/or lenders in connection with the Facilities existing under the Prepetition ABL Credit Agreement as of the Petition Date (the “Prepetition ABL Facilities”), subject to a customary carve out of up to $50,000 of the proceeds of the SISO DIP Facility, the Tranche A DIP Facility, the DIP ABL Collateral and/or the Carve Out, which may be used by any statutory creditors’ committee to investigate (but not prosecute or initiate the prosecution of, including the preparation of any complaint or motion on account of) the claims and liens of the Prepetition ABL Facilities and the Prepetition ABL Secured Parties.

Priority and Security under DIP ABL Facility:

Subject in all respects to the Carve Out, the provisions of the ABL Intercreditor Agreement, the Agreement Among Lenders and Section 10.19 of the Prepetition ABL Credit Agreement, all indebtedness and/or obligations of the Loan Parties to the DIP ABL Lenders and to the DIP ABL Agent under or in connection with the DIP ABL Facility, including without limitation all principal and accrued interest, costs, fees, expenses, and any exposure of any DIP ABL Lender or any of its affiliates in respect of cash management incurred on behalf of the Loan Parties shall be secured by valid, binding, continuing, enforceable, fully-perfected, non-avoidable liens (the “DIP ABL Liens”) on and security interests in:

a)    All DIP ABL Collateral of each Loan Party that is of the same nature, scope and type as ABL Facility First Priority Collateral (as defined in the ABL Intercreditor Agreement) on a first priority senior priming basis pursuant to Bankruptcy Code § 364(d)(1) (the “DIP ABL Facility Priority Collateral”);

b)    All DIP ABL Collateral of each Loan Party that is of the same nature, scope and type as Term Facility First Priority Collateral (as defined in the ABL Intercreditor Agreement) on a junior priority basis pursuant to Bankruptcy Code § 364(c)(3), subject to the liens in favor of the BrandCo DIP Facility, the Prepetition BrandCo Secured Parties and the Prepetition Term Loan Secured Parties; and

c)    All DIP ABL Collateral of each Loan Party that was not, on the Petition Date, subject to valid, unavoidable and perfected security interests and liens, pursuant to Bankruptcy Code § 364(c)(2), with the following priority: if such DIP ABL Collateral is of the same nature, scope and type as (i) ABL Facility First Priority Collateral, on a first priority senior priming basis, and (ii) Term Facility First Priority Collateral, on a junior priority basis subject to the liens in favor of the BrandCo DIP Facility and any adequate protection liens granted to the Prepetition BrandCo Secured Parties and the Prepetition Term Loan Secured Parties.

“DIP ABL Collateral” means, collectively, all assets of each Loan Party and its bankruptcy estate of any nature whatsoever and wherever located, whether first arising prior to or following the Petition Date, now owned or hereafter acquired, and subject to entry of the Final DIP Order, proceeds of all claims and causes of action including avoidance actions under Chapter 5 of the Bankruptcy Code, and to the extent not otherwise included, all proceeds, products, accessions rents and profits of any and all of the foregoing.

All of the liens described herein with respect to the assets of the Loan Parties shall be effective and perfected by the Interim DIP Order and the Final DIP Order and without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements. Notwithstanding the foregoing, the Loan Parties shall take all action that may be reasonably necessary or desirable, or that the Required Tranche A DIP ABL Lenders or the DIP ABL Agent may reasonably request, to at all times maintain the validity, perfection, enforceability and priority of the security interest and liens of the DIP ABL Agent in the DIP ABL Collateral, or to enable the DIP ABL Agent to protect, exercise or enforce its rights hereunder, under the DIP Orders and in the DIP ABL Collateral.

All obligations under the DIP ABL Facility shall also constitute claims entitled to the benefits of Bankruptcy Code § 364(c)(1) and § 503(b), having, subject to the Carve-Out, a super-priority over any and all administrative expenses of the kind that are specified in Bankruptcy Code §§ 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 552(b), 726, 1113, 1114 or any other provisions of the Bankruptcy Code (“Superpriority Claims”) other than the superpriority claims of the BrandCo DIP Facility.

All such Superpriority Claims, security interests and liens will survive any conversion of any of the Cases to a case under chapter 7 of the Bankruptcy Code, or the dismissal of any of the Cases.

Carve-Out:

(i) All fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee (the “U.S. Trustee”) under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate, if any, pursuant to 31 U.S.C. § 3717 (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $100,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, final order or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328 or 363 of the Bankruptcy Code and any statutory committee pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee”) (collectively, the “Estate Professionals”) (in each case, other than any restructuring, sale, success or other transaction fee of any investment bankers or financial advisors) at any time before or on the first business day following delivery by any DIP Agent of a Carve-Out Trigger Notice (as defined below), and without regard to whether such fees and expenses are in excess of amounts contained in any Approved Budget, whether allowed by the Bankruptcy Court prior to or after delivery of a Carve-Out Trigger Notice (the amounts set forth in this clause (iii) being the “Pre-Carve-Out Trigger Notice Cap”); and (iv) Allowed Professional Fees of Estate Professionals in an aggregate amount not to exceed $20,000,000 incurred after the first business day following delivery by any DIP Agent of the Carve-Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, final order or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve-Out Trigger Notice Cap” and, together with the Pre-Carve-Out Trigger Notice Cap and the amounts set forth in clauses (i) and (ii), the “Carve-Out Cap”).

Immediately upon the delivery of a Carve-Out Trigger Notice (as defined below), and prior to the payment of any DIP obligations or any Adequate Protection Payments, the Loan Parties shall be required to deposit into a separate account not subject to the control of the DIP Agents, the BrandCo Agents, the 2016 Term Loan Agent or the ABL Facility Agent (the “Carve-Out Account”) an amount equal to the Carve-Out Cap. Notwithstanding anything to the contrary herein or in the DIP Documents, following delivery of a Carve-Out Trigger Notice, the DIP Agents shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve-Out Account has been fully funded in an amount equal to all obligations benefitting from the Carve-Out; provided, however, at such time as funds totaling the Carve-Out Cap have been deposited into the Carve-Out Account, the Carve-Out shall be deemed satisfied and no further collateral of the DIP ABL Lenders or Prepetition ABL Lenders or proceeds thereof may be used and no party in interest may assert any further claim or interest in collateral of the DIP ABL Lenders or Prepetition ABL Lenders. The amounts in the Carve-Out Account shall be available only to satisfy Allowed Professional Fees and other amounts included in the Carve-Out Cap until such amounts are paid in full. The amount in the Carve-Out Account shall be reduced on a dollar-for-dollar basis for Allowed Professional Fees that are paid after the delivery of the Carve-Out Trigger Notice, and the Carve-Out Account shall not be replenished for such amounts so paid. The failure of the Carve-Out Account to satisfy in full the amount set forth in the Carve-Out shall not affect the priority of the Carve-Out. For the avoidance of doubt, (i) to the extent the Carve-Out is funded from borrowings under the DIP Facilities, such borrowed amounts shall constitute DIP Obligations, and (ii) the incurrence or payment of any Carve-Out Account or amounts included in the Carve-Out shall not be restricted by the Approved Budget. In no way shall the Carve-Out, the Carve-Out Account, or any Approved Budget be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors or that may be allowed by the Bankruptcy Court at any time (whether by interim order, final order, or otherwise).

For purposes of the foregoing, “Carve-Out Trigger Notice” shall mean a written notice delivered by email by a DIP Agent (or, after the applicable DIP Obligations have been indefeasibly paid in full and the DIP Commitments terminated, the applicable Prepetition Agent) to the Debtors, their lead restructuring counsel (Paul, Weiss, Rifkind, Wharton & Garrison LLP), the U.S. Trustee, lead counsel to the Committee (if any) and lead counsel to any other DIP Agent, which notice may be delivered following the occurrence and during the continuation of an Event of Default (as defined herein) and acceleration of the obligations under either the BrandCo DIP Facility or the DIP ABL Facility (or, after the DIP Obligations have been indefeasibly paid in full and the DIP Commitments terminated, any occurrence that would constitute an Event of Default hereunder) or the occurrence of a Maturity Date (as defined in the DIP ABL Credit Agreement and the BrandCo DIP Credit Agreement), stating that the Post-Carve-Out Trigger Notice Cap has been invoked.

On the day on which a Carve-Out Trigger Notice is received by the Debtors (the “Carve-Out Trigger Notice Date”), the Carve-Out Trigger Notice shall constitute a demand to the Debtors to utilize cash on hand to transfer to the Carve-Out Account cash in an amount equal to all obligations benefitting from the Carve-Out.

For the avoidance of doubt, to the extent that professional fees and expenses of the Estate Professionals have been incurred by the Debtors at any time before or on the first business day after delivery by a DIP Agent or Prepetition Agent, as applicable, of a Carve-Out Trigger Notice but have not yet been allowed by the Bankruptcy Court, such professional fees and expenses of the Estate Professionals shall constitute Allowed Professional Fees benefiting from the Carve-Out pursuant to clause (iii) of the definition thereof upon their allowance by the Bankruptcy Court, whether by interim or final compensation order and whether before or after delivery of the Carve-Out Trigger Notice, and the Debtors shall fund the Carve-Out Account in the amount of such professional fees and expenses.

All funds in the Carve-Out Account shall be used first to pay all obligations benefitting from the Pre-Carve-Out Trigger Notice Cap, until paid in full, and then the obligations benefitting from the Post-Carve-Out Trigger Notice Cap. If, after paying all amounts set forth in the definition of Carve-Out, the Carve-Out Account has not been reduced to zero, all remaining funds in the Carve-Out Account that are funded pursuant to paragraph 29(b) out of DIP Collateral that constitutes (i) Prepetition Shared Term Priority Collateral or proceeds thereof shall be distributed to the Term DIP Agent on account of the DIP Term Loans, and (ii) Prepetition ABL Priority Collateral or proceeds thereof shall be distributed to the ABL DIP Agent on account of the ABL DIP Loans.

Approved Budget:

The Loan Parties shall deliver:

●     a rolling 13-week cash flow forecast (the “Budget”) in a form satisfactory to the Required Tranche A DIP ABL Lenders delivered on or prior to the Petition Date (the “Initial Budget”) and updated as described below, setting forth, among other things, the Debtors’ projected operating receipts, vendor disbursements, liquidity, net operating cash flow, and net cash flow during such 13-week period initially, covering the period commencing on or about the Petition Date. A proposed updated Budget shall be delivered every fourth Thursday after the Petition Date beginning on the fifth Thursday thereafter (i.e., July 14, 2022) (or if any such Thursday is not a Business Day, the next Business Day thereafter) covering the period commencing on the Saturday of the prior week, which proposed updated Budget shall modify and supersede any prior agreed Budget (each, an “Approved Budget”) unless the DIP ABL Agent, acting at the direction of the Required Tranche A DIP ABL Lenders, notifies the Loan Parties in writing that such proposed Budget is not in form and substance satisfactory to the Required Tranche A DIP ABL Lenders within five days after receipt thereof, in which case the existing Approved Budget shall remain in effect until superseded by an updated Budget in form and substance satisfactory to the Required Tranche A DIP ABL Lenders;

●     budget variance reporting (each such report, a “Budget Variance Report”) to be provided on Thursday of every week beginning with the third Thursday (i.e. June 30, 2022) after the Petition Date with respect to each rolling four-week period (or, if a four-week period has not elapsed since the Petition Date, the cumulative period since the Petition Date) most recently ended on the last Saturday prior to the delivery of such Budget Variance Report (such period, the “Test Period”; (provided that the initial Test Period will comprise the period beginning on the Petition Date through the fifth Saturday after the Petition Date (i.e. July 16, 2022)), comparing for each applicable test period actual results against anticipated results under the applicable Approved Budget, on an aggregate basis and in the same level of detail set forth in the Approved Budget, together with a written explanation for all variances of greater than the applicable permitted variance for any given testing period and such other information as the DIP ABL Agent or the Required Tranche A DIP ABL Lenders may reasonably request; and

●     A certification of the liquidity of the Debtors as of the last day of the most recent Test Period to be provided on Wednesday of every week beginning with the first Wednesday after the Petition Date.

Budget variance covenant (the “Budget Variance”), tested every week, beginning on the sixth Thursday (i.e., July 21, 2022) after the Petition Date (each such date, a “Testing Date”), on a cumulative basis over a rolling four-week period and requiring that (i) actual receipts for the Test Period shall not be less than 80% of the forecasted actual receipts for such Test Period, (ii) actual disbursements for the Test Period (excluding professional fees and expenses) shall not be greater than 120% of the forecasted actual disbursements for such Test Period, and (iii) actual net cash flow for the Test Period shall not be less than (x) if the forecasted net cash flow (excluding professional fees and expenses) for such Test Period is greater than $10,000,000, 85% of such forecasted results in the applicable Approved Budget, (y) if the forecasted net cash flow (excluding professional fees and expenses) for such Test Period is less than or equal to $10,000,000 but greater than or equal to negative $10,000,000, $1,500,000 less than such forecasted results in the applicable Approved Budget and (z) if the forecasted net cash flow (excluding professional fees and expenses) for such Test Period is less than negative $10,000,000, 115% of such forecasted results in the applicable Approved Budget.

Exit Fee:

0.50% on the aggregate Tranche A DIP ABL Commitments as of the Petition Date, payable in cash on the DIP Termination Date.

0.50% on the aggregate SISO DIP Facility, payable in cash on the DIP Termination Date.

Additionally, the outstanding balance of any fees payable pursuant to the Amendment Fee Letters (as defined in Amendment No. 9) entered into by the Borrower and the Prepetition ABL Agent and the MidCap Fee Letter (as defined in Amendment No. 8) shall be payable in full in cash on the DIP Termination Date.

Cash Management:	The Loan Parties and their subsidiaries shall establish or maintain, as the case may be, cash management procedures reasonably acceptable to the DIP ABL Agent, consistent with the requirements of the Prepetition ABL Credit Agreement (subject to any modifications to the definition of “Cash Dominion Period”). Subject to exceptions to be mutually agreed, all deposit accounts and securities accounts of the Loan Parties shall be subject to control agreements in favor of the DIP ABL Agent.
Prepayments:

Voluntary: Prepayments under the DIP ABL Facility may be made at any time without premium or penalty, consistent with the requirements of Section 2.11 of the Prepetition ABL Credit Agreement.

Mandatory: Prepayments under the DIP ABL Facility shall be made consistent with the requirements of Section 2.12(b)(i) and (iii) of the Prepetition ABL Credit Agreement; provided that such prepayments shall be made within 1 Business Day of the delivery of the relevant Borrowing Base Certificate reflecting such overadvance; provided, further that the definition of Specified Excluded Cash shall be modified to exclude the proceeds of the BrandCo DIP Facility. The DIP ABL Documents shall also require mandatory prepayments customarily found in loan documents for similar debtor-in-possession financings and other mandatory prepayments deemed by the Required Tranche A DIP ABL Lenders appropriate to the specific transaction, including, without limitation, prepayments (which, for the avoidance of doubt, shall not require a permanent commitment reduction) from proceeds of (i) non-ordinary course sales of DIP ABL Facility Priority Collateral, (ii) insurance and condemnation proceeds in respect of DIP ABL Facility Priority Collateral and (iii) other extraordinary receipts (including tax refunds and indemnity payments) of any Debtor in respect of DIP ABL Facility Priority Collateral.

No reinvestment of the proceeds of any non-ordinary course sales of DIP ABL Facility Priority Collateral or other proceeds described above shall be permitted in lieu of mandatory prepayment without the prior written consent of the DIP ABL Lenders.

Conditions Precedent to the Closing:

The closing of the DIP ABL Facility (the “Closing Date”) shall occur as promptly as is practical after the entry of the Interim DIP Order by the Bankruptcy Court, subject to the conditions precedent set forth on Part A of Schedule 1 hereto.

The continued availability of the DIP ABL Facility on and after the DIP ABL Documentation Deadline (as defined in Part B on Schedule I attached hereto) will be subject to the satisfaction of usual and customary conditions precedent for debtor-in-possession credit facilities of this size, type and purpose to be agreed among the Borrower, the DIP ABL Agent and the DIP ABL Lenders, including, without limitation, those set forth on Part B of Schedule 1 attached hereto.

Conditions Precedent to Each DIP ABL Loan:

(i) Compliance of each advance of a DIP ABL Loan with the Approved Budget then in effect (subject to the Budget Variance), (ii) no default or event of default, (iii) accuracy of representations and warranties in all material respects, (iv) delivery of a notice of borrowing, (v) after giving effect to any DIP ABL Loans request to be made, the aggregate outstanding DIP ABL Loans shall not exceed the Tranche A Availability (defined consistently with the Prepetition ABL Credit Agreement as of the Amendment No. 8 Effective Date) then in effect (after giving effect to any Push Down Reserve), (vi) compliance with each Case Milestone that is required to be complied with on or prior to such date of borrowing and (vii) the DIP Order shall not have been reversed, amended, stayed, vacated, terminated or otherwise modified in any manner without the prior written consent of the DIP ABL Lenders in their sole discretion.

The DIP ABL Credit Agreement, may contain additional conditions precedent customarily found in loan documents for similar debtor-in-possession financings and other conditions precedent deemed by the Required Tranche A DIP ABL Lenders appropriate to the specific transaction.

No DIP ABL Loans shall be advanced (other than those deemed advanced as part of the Roll-Up) prior to the delivery and execution of the DIP ABL Credit Agreement in accordance with the DIP ABL Documentation Deadline on Part A of Schedule 1 hereto.

For the avoidance of doubt, such conditions precedent shall not apply to any DIP ABL Loan deemed made as a result of the Roll-Up, but such DIP ABL Loans shall be subject to the limitations on advances set forth in Section 2.4(a)(i)(A) of the Prepetition ABL Credit Agreement.

Representations and Warranties:

The DIP ABL Documents shall contain representations and warranties consistent with the Prepetition ABL Credit Agreement (modified as necessary to reflect the commencement of the Cases and modified to include a representation that the BrandCo License Agreements are in full force and effect and have not been amended, modified, revoked or repealed since the Petition Date), customarily found in loan documents for similar debtor-in-possession ABL financings, and/or as required by the Required Tranche A DIP ABL Lenders.

Without limiting the foregoing, on the Closing Date and until the execution and delivery of the DIP ABL Credit Agreement, each of the Loan Parties makes the representations and warranties set forth in the Prepetition ABL Credit Agreement and, in addition, that:

(a)   the DIP Orders remain in effect and have not been reversed, modified, amended, stayed or vacated and are not subject to a stay pending appeal (or, in the case of any modification, amendment or stay pending appeal, such modification, amendment or stay is not materially adverse to the interests of the Tranche A DIP ABL Lenders; and

(b)   the Debtors have not failed to disclose any material assumptions with respect to the Initial Budget.

Reporting Covenants, Affirmative Covenants and Negative Covenants:

The DIP ABL Documents shall contain the reporting requirements, affirmative covenants and negative covenants set forth in the Prepetition ABL Credit Agreement (modified as necessary to reflect the commencement of the Cases) and customarily found in loan documents for similar debtor-in-possession ABL financings, and/or as required by the Required Tranche A DIP ABL Lenders, including without limitation: (i) compliance with the Approved Budget (subject to the Budget Variance) and with provisions of this Term Sheet, (ii) timely delivery to the DIP ABL Agent of the Approved Budget and Approved Variance Reports, (iii) a prohibition on transferring any cash or Cash Equivalents that constitutes DIP ABL Collateral to a non-Loan Party except as otherwise provided for by an Approved Budget, (iv) compliance with the Case Milestones (as defined below), (v) compliance with the DIP Orders, (vi) a prohibition on filing, proposing, or supporting any plan of reorganization that does not indefeasibly satisfy the DIP ABL Obligations in full in cash, (vii) maintaining its cash management system in a manner reasonably acceptable to the DIP ABL Agent (which shall be deemed satisfied if the cash management system is substantially the same as the cash management system in existence on the Petition Date, but removing the $10,000,000 dollar exception for accounts not required to be subject to deposit account control agreements and with such other modifications as permitted under the cash management order, as entered), (viii) causing the Debtors’ senior management and legal and financial advisors to be available to conduct a telephonic conference at least bi-weekly (with additional calls at least once per week with the Debtors’ professional advisors) during normal business hours and upon reasonable notice to discuss the Approved Budget, the Approved Variance Report, the Cases and the financial condition, performance and business affairs of the Debtors, (ix) a prohibition on amending or modifying the BrandCo DIP Facility without the consent of the Required Tranche A DIP ABL Lenders, (x) delivery of weekly Borrowing Base Certificates, which for the avoidance of doubt, shall be based upon weekly updated Receivable and Inventory balances, (xi) delivery of monthly flash reports, which shall be modified to include EBITDA adjustments, a break-out of operating cash flow, and a break-out of sales by region by product line and weekly sales flash reports, in each case in form acceptable to the Required Tranche A DIP ABL Lenders, (xii) delivery of a weekly summary of detailed aging on Receivables and a detailed aging of accounts payable, in each case, describing the respective invoice and due dates or terms thereof, in each case in form reasonably acceptable to the Required Tranche A DIP ABL Lenders, (xiii) delivery of a weekly inventory roll forward, (xiv) delivery of such financial and other information as may be requested by the DIP ABL Lenders and (xv) delivery of all notices provided to the DIP ABL Lenders under the DIP ABL Credit Agreement (which shall be consistent with the notices delivered under Section 6.7 of the Prepetition ABL Credit Agreement) to the BrandCo DIP Agent and delivery of all notices provided to the BrandCo DIP Lenders under the BrandCo DIP Facility to the DIP ABL Agent.

The DIP ABL Agent shall be permitted to conduct four (4) field examinations and four (4) inventory appraisals (at the expense of the Loan Parties) during the term of the DIP ABL Facility, and additional field examinations and inventory appraisals during the continuance of an event of default (at the expense of the Loan Parties); provided that the DIP ABL Agent shall be permitted to conduct an additional two (2) field examinations and two (2) inventory appraisals (at the expense of the Loan Parties) if the Borrower exercises the Extension Option. The Loan Parties shall cooperate with and use commercially reasonable efforts to provide such liquidation agents, advisors (including the DIP ABL Agent’s Advisor (as defined below)), appraisers and the DIP ABL Agent with updated information as may be requested by them from time to time.

Milestones:

The Debtors shall achieve each of the following milestones (the “Case Milestones”), in accordance with the applicable timing referred to below (or such later dates as approved in writing by the Required Tranche A DIP ABL Lenders):

●      June 15, 2022: Petition Date

●      June 16, 2022: Filing of the DIP Motion

●      June 17, 2022: Entry of Interim DIP Order

●      July 22, 2022: Entry of Final DIP Order

●      November 1, 2022: Entry into a Restructuring Support Agreement

●      November 30, 2022: Filing of an Acceptable Plan of Reorganization[3] and a related disclosure statement

●      April 1, 2023: Entry of an order confirming an Acceptable Plan of Reorganization

●      April 15, 2023: Substantial consummation of an Acceptable Plan of Reorganization

DIP ABL Agent Advisor:	The DIP ABL Agent may retain (directly or through counsel), for the benefit of the DIP ABL Lenders and their related parties, one financial advisor or consultant (the “DIP ABL Agent’s Advisor”) to provide advice, analysis and reporting with respect to such matters relating to the Debtors as the DIP ABL Agent may determine in its sole and absolute discretion. All costs, fees and expenses incurred by the DIP ABL Agent on account of such DIP ABL Agent’s Advisor, whether incurred pre-petition or post-petition, shall be expenses payable by the Loan Parties promptly upon written demand. For the avoidance of doubt, the DIP ABL Agent’s Advisor shall constitute an Indemnified Person (as defined below).

3 “Acceptable Plan of Reorganization” means a chapter 11 plan for each of the Cases that, upon the consummation thereof, provides for the termination of all unused DIP ABL Commitments and the indefeasible payment in full in cash of all of the DIP ABL Obligations.

Cash Collateral:	The DIP Order shall authorize the Debtors to use prepetition and postpetition cash collateral subject to the terms set forth in the DIP Order, the Approved Budget and the Budget Variance.
Adequate Protection for Prepetition ABL Facilities:

Adequate protection for any diminution in the value of the interests of the Secured Parties under the Prepetition ABL Credit Agreement (the “Prepetition ABL Secured Parties”) in the ABL Facility First Priority Collateral, and the security interests and liens securing the Obligations, the Prepetition ABL Secured Parties will receive, subject to the Carve Out: (a) replacement liens on all ABL Facility First Priority Collateral, in each case subject and subordinate to the Carve Out and liens of the DIP ABL Agent and with the priority set forth on Exhibit A; (b) superpriority claims as provided for in section 507(b) of the Bankruptcy Code junior only to the super priority claim status applicable to the DIP ABL Facility and pari passu with the superpriority claims provided to the Prepetition BrandCo Secured Parties and (c) adequate protection payments in the form of interest in the amount due under the Prepetition ABL Credit Agreement (assuming Loans that are ABR Loans) at the times required therein solely with respect to any Obligations consisting of (i) SISO Secured Obligations and (ii) Revolving Secured Obligations that are not part of the Roll-Up, in each case subject to Section 10.19 of the Prepetition ABL Credit Agreement (collectively, “Adequate Protection Payments”).

The DIP Order shall also provide the Prepetition ABL Facilities (to the extent outstanding) adequate protection acceptable to the lenders thereunder in the form of current cash payment of reasonable fees and expenses including attorneys’ fees and expenses.

Marshalling; 552(b) Waiver and Waiver of 506(c) Claims:	Waiver of the equitable doctrine of “marshalling,” claims for necessary costs and expenses of preserving or disposing of property securing an allowed secured claim pursuant to section 506(c), and section 552 “equities of the case” exception as set forth in the DIP Order.

Events of Default:	The DIP ABL Documents shall contain events of default consistent with those set forth in the Prepetition ABL Credit Agreement (with no grace period for any payment default and reduced grace periods for all other defaults) as well as additional events of default customarily found in loan documents for similar debtor-in-possession financing and other events of default reasonably agreed among the Borrower and the Required Tranche A DIP ABL Lenders, including without limitation (a) non-compliance with the Case Milestones and the covenants set forth in this Term Sheet, (b) any request made by the Debtors for, or the reversal, modification, amendment, stay, reconsideration or vacatur of a DIP Order, as entered by the Bankruptcy Court, without the prior written consent of the Required Tranche A DIP ABL Lenders, (c) the occurrence and/or continuance of an “Event of Default” under the debtor-in-possession term loan facility entered into by the Borrower with the Prepetition BrandCo Lenders (in such capacity, the “BrandCo DIP Lenders” and together with the DIP ABL Lenders, the “DIP Lenders”) and the Prepetition BrandCo Agent (in such capacity, the “BrandCo DIP Agent”) (such facility, the “BrandCo DIP Facility”) provided, that an Event of Default shall cease to be continuing if such “Event of Default” under the BrandCo DIP Facility is cured or waived within 5 business days, (d) the allowance of any superpriority claim arising under section 507(b) of the Bankruptcy Code in excess of $100,000 which is pari passu with (other than the superpriority claims of the BrandCo DIP Facility) or senior to those of the DIP ABL Agent and the DIP ABL Lenders, (e) the rejection or termination of the BrandCo License Agreements and (f) the dismissal of the Cases, or conversion of the Cases to cases under chapter 7 of the Bankruptcy Code.
Intellectual Property Rights:	The Loan Parties and the DIP Lenders shall negotiate in good faith to reach agreement on a mutually acceptable amendment to the BrandCo License Agreements, which such amendment shall be agreed to and documented on or prior to the DIP ABL Documentation Deadline.
Remedies:

The DIP ABL Agent (acting at the direction of the Required Tranche A DIP ABL Lenders) and the DIP Lenders shall have customary remedies, including, without limitation, the right (after providing prior notice as set forth below), to realize on all DIP ABL Collateral.

The automatic stay pursuant to section 362 of the Bankruptcy Code shall be modified to permit, upon the occurrence of an event of default or a DIP Termination Date, the DIP ABL Agent to deliver a notice of such event of default or DIP Termination Date (a “Remedies Notice”) to the Debtors, their lead restructuring counsel, the U.S. Trustee and counsel to any statutory committee. The Debtors may seek an emergency hearing before the Bankruptcy Court during the three (3) business days following the date a Remedies Notice is delivered (the “Remedies Notice Period”), which hearing shall be limited to whether an event of default or a DIP Termination Date has occurred. Upon the earlier of (i) expiration of the Remedies Notice Period or (ii) entry of an order by the Bankruptcy Court finding that an event of default or DIP Termination Date has occurred, the automatic stay shall automatically terminate, and the DIP ABL Agent shall be authorized to exercise all rights and remedies available under the DIP Documents, including with respect to the DIP ABL Collateral, set forth in the Interim DIP Order or the Final DIP Order, as applicable, and the DIP ABL Facility, and as otherwise available at law. If, prior to the expiration of the Remedies Notice Period, the Bankruptcy Court enters and order finding that no event of default or DIP Termination Date has occurred, then the automatic stay shall not terminate.

During the Remedies Notice Period and until an order determining that no event of default or DIP Termination Date has occurred has been entered by the Bankruptcy Court, the Debtors shall be entitled to continue to use Cash Collateral only to make payroll at such times and in such amounts as set forth in the Approved Budget.

Indemnification and Expenses:

The Loan Parties, jointly and severally, shall indemnify and hold harmless the DIP ABL Agent, the DIP ABL Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) from and against all costs, expenses (including reasonable and documented fees, disbursements and other charges of all outside counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Company or any of its affiliates) that relates to the DIP ABL Facility or the transactions contemplated thereby; provided that, no Indemnified Person shall be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from its gross negligence or willful misconduct.

No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Debtors or any of their subsidiaries or any shareholders or creditors of the foregoing for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s fraud, bad faith, gross negligence or willful misconduct. In no event, however, shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages.

In addition, (a) all out-of-pocket expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of outside counsel, one local counsel in each applicable jurisdiction, and one financial advisor (collectively, the “DIP Professionals”)) of the DIP ABL Agent and the DIP ABL Lenders in connection with the DIP ABL Facility and the transactions contemplated thereby shall be paid by the Loan Parties from time to time, whether or not the Closing Date occurs, and (b) all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of the DIP Professionals) of the DIP ABL Agent and the DIP ABL Lenders, for enforcement costs associated with the DIP ABL Facility and the transactions contemplated thereby shall be paid by the Loan Parties.

The Final DIP Order shall contain releases and exculpations for the DIP ABL Agent and each DIP ABL Lender (in any capacity) and, subject to the Challenge Period, the Prepetition ABL Secured Parties, in form and substance satisfactory to such party, respectively, including, without limitation, releases from any avoidance actions.

DIP Orders Govern:	To the extent of any conflict or inconsistency between this Term Sheet and the DIP Orders, the DIP Orders shall govern.
Amendment and Waiver:	No provision of this Term Sheet or the DIP Orders may be amended other than by an instrument in writing signed by the DIP ABL Agent, the Required Tranche A DIP ABL Lenders and the Loan Parties.
Assignments and Participations:	Usual and customary assignment and participation provisions for debtor-in-possession credit facilities of this size, type and purpose, which shall be consistent with the Prepetition ABL Credit Agreement, including requiring the consent of the Borrower over any assignments of the DIP ABL Loans (other than any assignment to any other DIP ABL Lender or BrandCo DIP Lender, for which no consent of the Borrower will be required), provided that (i) no consent of the Borrower to any assignment shall be required after the occurrence and during the continuance of an event of default, (ii) no assignments may be made to any Loan Party or any affiliate or subsidiary of any Loan Party, any defaulting lender or any natural person, and (iii) assignments to any person other than a DIP ABL Lender or an affiliate or controlled fund of a DIP ABL Lender shall be subject to the consent of the DIP ABL Agent.

Governing Law:	State of New York, except as governed by the Bankruptcy Code or the CCAA, as applicable.
Miscellaneous:

The DIP Order shall, among other things:

a)    contain a ‘good faith finding’ under Bankruptcy Code § 364(e);

b)    (1) set a time limit of no less than (the “Challenge Period”) (a) with respect to any party in interest other than any statutory committee, 75 calendar days after entry of the Final DIP Order and (b) with respect to any statutory committee, if one has been formed, 60 calendar days after such committee is formed, or such longer period as is acceptable to the DIP ABL Agent, for challenges by third parties to any indebtedness, obligations, and/or liens under the Prepetition ABL Facility and to the assertion by third parties of any other claims and causes of action against the Prepetition ABL Agent and/or lenders under the Prepetition ABL Facility arising from or related thereto (any of the foregoing, a “Challenge”), and (2) contain usual and customary stipulations, admissions, waivers, and releases, by the Debtors, with respect to such indebtedness, obligations, liens, challenges, claims, and causes of action;

c)    provide that the DIP ABL Lenders shall have the unconditional right to credit bid their outstanding DIP ABL Obligations and Prepetition ABL Obligations on a dollar-for-dollar basis in connection with any disposition of estate property that is ABL Facility First Priority Collateral (or the postpetition equivalent thereof) other than in the ordinary course of business, whether pursuant to Bankruptcy Code § 363, a plan of reorganization, or otherwise (a “Disposition”), subject to the provisions of the ABL Intercreditor Agreement and the Agreement Among Lenders;

d)    provide that no obligations of the Debtors under any Prepetition Term Loan Facility and/or BrandCo DIP Facility may be credit bid in any Disposition of any ABL Facility First Priority Collateral except for indefeasible payment in full in cash to the DIP ABL Agent and the DIP ABL Lenders of all DIP ABL Obligations;

e)    provide that if any Disposition includes both ABL Facility First Priority Collateral and Term Facility First Priority Collateral (as defined in the ABL Intercreditor Agreement), and the DIP ABL Agent and any term loan agents or term loan lenders are unable, after negotiating in good faith, to agree on the allocation of the purchase price between the prepetition or postpetition ABL Facility First Priority Collateral and Term Facility First Priority Collateral, any of such agents may apply to the Bankruptcy Court to make a determination of such allocation, and the Bankruptcy Court’s determination in a final order shall be binding upon the parties.

Prepetition Term Loan Facilities:

Credit Agreement, dated as of September 7, 2016 (as amended, restated, replaced, supplemented or otherwise modified prior to the Petition Date, the “Prepetition Term Loan Credit Agreement” and the term loan credit facility thereunder, the “Initial Prepetition Term Loan Facility”), by and among the Borrower, Holdings, Citibank, N.A., as administrative agent and collateral agent (in such capacity, the “Prepetition Term Loan Agent”), and the lenders party thereto from time to time (the “Prepetition Term Loan Lenders” and together with the Prepetition First Lien Agent, collectively, the “Prepetition Term Loan Secured Parties”) and the other financial institutions party thereto.

BrandCo Credit Agreement, dated as of May 7, 2020 (as amended, restated, replaced, supplemented or otherwise modified prior to the Petition Date, the “Prepetition BrandCo Credit Agreement” and the term loan credit facility thereunder, the “Prepetition BrandCo Facility” and, together with the Initial Prepetition Term Loan Facility, the “Prepetition Term Loan Facilities” and each a “Prepetition Term Loan Facility”), by and among the Borrower, Holdings, Jefferies Finance LLC, as administrative agent and collateral agent (in such capacity, the “Prepetition BrandCo Agent”), and the lenders party thereto from time to time (the “Prepetition BrandCo Lenders” and together with the Prepetition BrandCo Agent, collectively, the “Prepetition BrandCo Secured Parties”) and the other financial institutions party thereto.

DIP ABL Documentation:	The DIP ABL Documents shall be consistent with this Term Sheet and, except as otherwise provided herein, shall be based upon the Prepetition ABL Credit Agreement; it being understood and agreed that the DIP ABL Documents shall in any event be no less restrictive than the Prepetition ABL Credit Agreement and the definitive credit agreement documenting the BrandCo DIP Facility (the “BrandCo DIP Credit Agreement”).

Agreement Among Lenders	Pursuant to Section 510 of the Bankruptcy Code, the Agreement Among Lenders shall remain in full force and effect and shall continue to govern the relative priorities, rights and remedies of the DIP ABL Lenders under the DIP ABL Facility and the Prepetition ABL Secured Parties under the Prepetition ABL Credit Agreement; provided however, that Section 10 (Buy-Out Option) is hereby waived by the Last Out Lenders (as defined therein) upon the entry by the Bankruptcy Court of the Interim DIP Order.
Counsel to DIP ABL Agent and DIP ABL Lenders:	Proskauer Rose LLP, counsel to the DIP ABL Agent and Tranche A DIP ABL Lenders Morgan Lewis & Bockius LLP, counsel to the SISO DIP Term Loan Agent.

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IN WITNESS WHEREOF, the parties hereto hereby agree to be bound by the terms and conditions in this Term Sheet and have caused this Term Sheet to be duly executed by their respective authorized officers as of the day and year first above written.

Loan Parties:

REVLON CONSUMER PRODUCTS CORPORATION, as Borrower

By:	/s/ Victoria Dolan
Name: Victoria Dolan
Title: Chief Financial Officer

REVLON, INC., as Holdings

By:	/s/ Victoria Dolan
Name: Victoria Dolan
Title: Chief Financial Officer

[Signature Page to ABL DIP Term Sheet]

ALMAY, INC.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
BEAUTYGE BRANDS USA, INC.
BEAUTYGE U.S.A., INC.
CHARLES REVSON INC.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
DF ENTERPRISES, INC.
ELIZABETH ARDEN (FINANCING), INC.
ELIZABETH ARDEN INVESTMENTS, LLC
ELIZABETH ARDEN NM, LLC
ELIZABETH ARDEN TRAVEL RETAIL, INC.
ELIZABETH ARDEN USC, LLC
ELIZABETH ARDEN, INC.
FD MANAGEMENT, INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
RDEN MANAGEMENT, INC.
REALISTIC ROUX PROFESSIONAL
PRODUCTS INC.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL HOLDING COMPANY LLC
RIROS CORPORATION
RIROS GROUP INC.
ROUX LABORATORIES, INC.
ROUX PROPERTIES JACKSONVILLE, LLC
SINFULCOLORS INC.
PPI TWO CORPORATION
RML, LLC

By:	/s/ Victoria Dolan
Name: Victoria Dolan
Title: Vice President

[Signature Page to ABL DIP Term Sheet]

ELIZABETH ARDEN (CANADA) LIMITED REVLON CANADA, INC.

By:	/s/ Victoria Dolan
	Name:	Victoria Dolan
	Title:	Chief Financial Officer

[Signature Page to ABL DIP Term Sheet]

ELIZABETH ARDEN (UK) LTD

By:	/s/ Victoria Dolan
	Name:	Victoria Dolan
	Title:	Director

[Signature Page to ABL DIP Term Sheet]

DIP ABL AGENT:

MIDCAP FUNDING IV TRUST, as DIP ABL Agent

By:	Apollo Capital Management, L.P., its investment manager

By:	Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signature Page to ABL DIP Term Sheet]

TRANCHE A DIP ABL LENDERS:

MIDCAP FINANCIAL TRUST, as a Tranche A DIP ABL Lender

By:	Apollo Capital Management, L.P., its investment manager

By:	Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

MIDCAP FUNDING IV TRUST, as a Tranche A DIP ABL Lender

By:	Apollo Capital Management, L.P., its investment manager

By:	Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signature Page to ABL DIP Term Sheet]

ATHORA LUX INVEST S.C.Sp., a reserved alternative investment fund in the form of a Luxembourg special limited partnership (société en commandite spéciale), acting in respect of its compartment, Athora Lux Invest – Loan Origination, acting through its managing general partner Athora Lux Invest Management and represented by its delegate portfolio manager, Apollo Management International LLP, as a Tranche A DIP ABL Lender

By:	Apollo Management International LLP, its Portfolio Manager

By:	AMI (Holdings), LLC, its Member

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO LINCOLN FIXED INCOME FUND, L.P., as a Tranche A DIP ABL Lender

By:	Apollo Lincoln Fixed Income Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph Glatt
Title: Vice President

APOLLO CENTRE STREET PARTNERSHIP, L.P., as a Tranche A DIP ABL Lender

By:	Apollo Centre Street Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph Glatt
Title: Vice President

[Signature Page to ABL DIP Term Sheet]

CIBC BANK USA, as a Tranche A DIP ABL Lender

By:	/s/ Susan Hamilton Lanz
Name: Susan Hamilton Lanz
Title: Managing Director

[Signature Page to ABL DIP Term Sheet]

siso dip lenders:

Crystal Financial SPV LLC, as a SISO DIP Lender

By:	/s/ Mirko Andric
Name: Mirko Andric
Title: Senior Managing Director

[Signature Page to ABL DIP Term Sheet]

SCP Private Credit Income Fund spv llc, as a SISO DIP Lender

By:	/s/ Cedric Henley
Name: Cedric Henley
Title: Authorized Signatory

SCP Private Credit Income BDC spv LLC, as a SISO DIP Lender

By:	/s/ Cedric Henley
Name: Cedric Henley
Title: Authorized Signatory

SCP SF Debt Fund L.P., as a SISO DIP Lender

By:	/s/ Cedric Henley
Name: Cedric Henley
Title: Authorized Signatory

[Signature Page to ABL DIP Term Sheet]

SCP Private Corporate Lending Fund SPV LLC, as a SISO DIP Lender

By:	/s/ Richard Peteka
Name: Richard Peteka
Title: CFO

SCP cayman debt master fund spv llc, as a SISO DIP Lender

By:	/s/ Richard Peteka
Name: Richard Peteka
Title: CFO

Callodine Commercial Finance SPV, LLC, as a SISO DIP Lender

By:	/s/ Michael Watson
Name: Michael Watson
Title: Principal

[Signature Page to ABL DIP Term Sheet]

First Eagle Alternative Capital BDC, Inc., as a SISO DIP Lender

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Managing Director

First Eagle Direct Lending Fund IV, LLC, as a SISO DIP Lender

By:	First Eagle Alternative Credit, LLC, its Manager

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Managing Director

First Eagle Direct Lending Fund IV Co-Invest, LLC, as a SISO DIP Lender

By:	First Eagle Alternative Credit, LLC, its Manager

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Managing Director

First Eagle Direct Lending Levered Fund IV SPV, LLC, as a SISO DIP Lender

By:	First Eagle Direct Lending Levered Fund IV, LLC, its Manager

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Managing Director

[Signature Page to ABL DIP Term Sheet]

First Eagle Direct Lending V-A, LLC, as a SISO DIP Lender

By:	First Eagle Alternative Credit, LLC, its Manager

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Managing Director

First Eagle Direct Lending V-B, LLC, as a SISO DIP Lender

By:	First Eagle Alternative Credit, LLC, its Manager

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Managing Director

First Eagle Direct Lending V-B spv, LLC, as a SISO DIP Lender

By:	First Eagle Direct Lending V-B, LLC, its designated manager

By:	First Eagle Alternative Credit, LLC, its Manager

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Managing Director

[Signature Page to ABL DIP Term Sheet]

First Eagle Direct Lending V-C, SCSP, as a SISO DIP Lender

By:	First Eagle Alternative Credit, LLC, its Portfolio Manager

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Managing Director

First Eagle Credit Opportunities Fund, as a SISO DIP Lender

By:	First Eagle Alternative Credit, LLC, its Sub-Adviser

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Managing Director

[Signature Page to ABL DIP Term Sheet]

SCHEDULE 1: CONDITIONS PRECEDENT

Part A

1.	Interim DIP Order/Bankruptcy Matters

(a)	On or prior to the Closing Date, all accrued interest on outstanding Tranche A Revolving Obligations and SISO Secured Obligations and the balance of all unpaid fees and expenses due and payable shall be paid by the Borrower.

(b)	The Cases shall have been commenced in the Bankruptcy Court, and all of the “first day orders” (other than, for the avoidance of doubt, the Interim DIP Order) and all related pleadings to be entered at the time of commencement of the Cases or shortly thereafter shall have been reviewed in advance by the DIP ABL Lenders and the DIP ABL Agent and shall be reasonably acceptable in form and substance to the Required Tranche A DIP ABL Lenders and the DIP ABL Agent.

(c)	The Bankruptcy Court shall have entered the Interim DIP Order approving the DIP ABL Facility and the BrandCo DIP Facility, all provisions thereof and the priorities and liens granted under Bankruptcy Code section 364(c) and (d), as applicable, in form and substance acceptable to the Required Tranche A DIP ABL Lenders and the Debtors, which Interim DIP Order shall not have been reversed, amended, stayed, vacated, terminated or otherwise modified in any manner without the prior written consent of the Required Tranche A DIP ABL Lenders in their sole discretion.

(d)	The Debtors shall be in compliance in all respects with the Interim DIP Order.

(e)	Each other Case Milestone that is required to be complied with on or prior to the Closing Date shall have been complied with.

(f)	No trustee or examiner with enlarged powers (beyond those set forth in Bankruptcy Code sections 1106(a)(3) and (4)) shall have been appointed with respect to the Debtors or their respective properties.

(g)	A cash management order encompassing the cash management arrangements currently in place under the Prepetition ABL Credit Agreement and otherwise reasonably acceptable to the Required Tranche A DIP ABL Lenders and the DIP ABL Agent shall be in full force and effect.

(h)	The DIP ABL Agent shall have a fully perfected lien on the DIP ABL Collateral with the priorities set forth on Exhibit A, including, without limitation, a fully perfected first priority lien on the DIP ABL Facility Priority Collateral.

2.	Financial Statements, Budgets and Reports

(a)	The DIP ABL Lenders and the DIP ABL Agent shall have received the initial Approved Budget, and such other information (financial or otherwise) as may be reasonably requested by the Required Tranche A DIP ABL Lenders or the DIP ABL Agent, in each case, shall be acceptable in form and substance to the Required Tranche A DIP ABL Lenders and the DIP ABL Agent.

(b)	The Borrower shall have entered into the BrandCo DIP Facility or shall have provided the latest draft of a term sheet or other documents evidencing the BrandCo DIP Facility, which, in either case, shall be acceptable in form and substance to the Required Tranche A DIP ABL Lenders and the DIP ABL Agent.

(c)	The DIP ABL Agent shall have received a Borrowing Base Certificate relating to the most recent calendar week ended prior to the Closing Date (calculated as of the close of business of the Friday of such week), in form and substance reasonably satisfactory to the DIP ABL Agent and the Required Tranche A DIP ABL Lenders.

3.	Performance of Obligations

(a)	The DIP ABL Agent, for the account of itself and the DIP ABL Lenders entitled thereto, shall have received payment by the Borrower of all reasonable and documented fees that are due and payable on or prior to the Closing Date in connection with the transactions contemplated hereby, and the Borrower shall have paid all reasonable and documented out-of-pocket expenses (and reasonable estimates therefor) of the DIP ABL Agent and the DIP ABL Lenders that are invoiced prior to the Closing Date in connection with the transactions contemplated hereby, in each case to the extent invoiced at least one (1) Business Day prior to the Closing Date.

(b)	No default or event of default shall have occurred under the DIP ABL Facility or the BrandCo DIP Facility.

(c)	The representations and warranties under the DIP ABL Facility shall be true and correct in all material respects.

(d)	Upon entry of the Interim DIP Order, the entry into this Term Sheet shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily, or permanently.

(e)	Subject to Bankruptcy Court approval, (i) each Loan Party shall have the corporate power and authority to make, deliver and perform its obligations under this Term Sheet and the Interim DIP Order, and (ii) no consent or authorization of, or filing with, any person (including, without limitation, any governmental authority) shall be required in connection with the execution, delivery or performance by each Loan Party, or for the validity or enforceability in accordance with its terms against such Loan Party, of this Term Sheet and the Interim DIP Order except for consents, authorizations and filings which shall have been obtained or made and are in full force and effect and except for such consents, authorizations and filings, the failure to obtain or perform, could not reasonably be expected to cause a Material Adverse Effect.

4.	Customary Closing Documents

(a)	Satisfaction of customary closing conditions, including customary officer’s closing certificates (including, without limitation, as to the satisfaction of closing conditions set forth herein); an updated perfection certificate; corporate records and documents from public officials; organizational documents or, at the option of the Borrower, an officer’s certificate stating that no changes to the organizational documents of the Loan Parties have occurred since the Amendment No. 9 Effective Date except as set forth in such certificate; customary evidence of authority, authorization, execution and delivery; good standing certificates; obtaining of any material third party and governmental consents necessary; “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and beneficial ownership regulations.

PART B

1.	Full Documentation and Other Conditions

(a)	within eight (8) Business Days after the date of entry of the Interim DIP Order by the Bankruptcy Court (the “DIP ABL Documentation Deadline”), execution and delivery of an amendment and restatement to the Prepetition ABL Credit Agreement (the “DIP ABL Credit Agreement”), and other definitive documentation evidencing the DIP ABL Facility including all required collateral documents, in each case, which shall be in form and substance substantially consistent with this Term Sheet and otherwise acceptable to the Required Tranche A DIP ABL Lenders and the Debtors (the “DIP ABL Documents”).

(b)	Delivery of an executed credit agreement documenting the terms of the BrandCo DIP Facility consistent in all material respects with the term sheet previously delivered in respect thereof, with such changes as shall be reasonably acceptable, in form and substance, to the Required Tranche A DIP ABL Lenders and the DIP ABL Agent.

(c)	The delivery of customary legal opinions as to the Loan Parties (provided that customary corporate opinions shall be limited to those Loan Parties organized in New York or Delaware) with respect to the DIP ABL Documents; customary corporate records and documents from public officials; and officer’s certificates.

(d)	The representations and warranties under the DIP ABL Facility shall be true and correct in all material respects.

(e)	No default or event of default shall have occurred under the DIP ABL Facility or the BrandCo DIP Facility.

(f)	The Loan Parties shall have paid the balance of all fees and expenses then payable as referenced herein, subject to the limitations on such amounts set forth in the Approved Budget (subject to the Budget Variance).

(g)	The Bankruptcy Court shall have entered the Final DIP Order, in form and substance acceptable to the Required Tranche A DIP ABL Lenders and the Debtors, which Final DIP Order shall not have been reversed, amended, stayed, vacated, terminated or otherwise modified in any manner without the prior written consent of the Required Tranche A DIP ABL Lenders in their sole discretion, and the Debtors shall be in compliance in all respects with the Final DIP Order.

Exhibit A

Lien Priorities1

1 The Tranche A DIP ABL Liens shall be senior in all respects to the SISO DIP Liens with respect to all DIP ABL Collateral.